UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On January 29, 2014, Royal Gold, Inc. (“Royal Gold” or the “Company”) entered into a Sixth Amended and Restated Revolving Credit Agreement (“Amended Revolving Credit Agreement”) among Royal Gold, as the borrower, certain subsidiaries of Royal Gold, as guarantors, the lenders from time to time party thereto, and HSBC Bank USA, National Association, as administrative agent for the lenders. The Amended Revolving Credit Agreement replaces Royal Gold’s $350 million revolving credit facility under the Fifth Amended and Restated Revolving Credit Agreement, dated as of May 30, 2012.

The modifications implemented in the Amended Revolving Credit Agreement include, among others: (1) an increase in the maximum availability from $350 million to $450 million; (2) an extension of the final maturity from May 2017 to January 2019; (3) an increase of the accordion feature from $50 million to $150 million, which allows the Company to increase availability under the revolving credit facility at its option, subject to satisfaction of certain conditions, to $600 million; (4) a reduction in the commitment fee from 0.375% to 0.25% when the Company’s leverage ratio (as defined therein) is below specified levels; (5) a reduction in the drawn interest rate from LIBOR + 1.75% to LIBOR + 1.25% when the Company’s leverage ratio (as defined therein) is below specified levels; (6) removal of the secured debt ratio covenant, and (7) modification of the leverage ratio covenant to require that the Company’s leverage ratio (as defined therein) be less than or equal to 3.5 to 1.0, with an increase to 4.0 to 1.0 for the two quarters following the completion of a material permitted acquisition (as defined therein).

The Amended Revolving Credit Agreement contains customary covenants limiting the ability of Royal Gold and its subsidiaries to, among other things, incur debt or liens, dispose of assets, enter into transactions with affiliates, make certain investments or consummate certain mergers, and contains a collateral package (that includes collateral interests over the Company’s royalties at Peñasquito, Dolores, Mulatos, Cortez, Leeville, Goldstrike, Robinson, Canadian Malartic and Holt), which are substantially similar to those under the existing agreement.

As of January 29, 2014, the Company had no amounts outstanding under the revolving credit facility.

The foregoing description of the Amended Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Revolving Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02      Results of Operations and Financial Condition.

On January 30, 2014, the Company reported its second quarter fiscal 2014 results. Copies of the press release and an earnings presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

10.1

Sixth Amended and Restated Revolving Credit Agreement, dated January 29, 2014, among Royal Gold, Inc., High Desert Mineral Resources, Inc., RG Exchangeco Inc., RG Mexico, Inc., the lenders from time to time party thereto, and HSBC Bank USA, National Association, as administrative agent for the lenders.

99.1	Press Release dated January 30, 2014.
99.2	Royal Gold, Inc. January 30, 2014, earnings presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: January 30, 2014	By:	/s/ Bruce C. Kirchhoff
		Name:	Bruce C. Kirchhoff
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Sixth Amended and Restated Revolving Credit Agreement, dated January 29, 2014, among Royal Gold, Inc., High Desert Mineral Resources, Inc., RG Exchangeco Inc., RG Mexico, Inc., the lenders from time to time party thereto, and HSBC Bank USA, National Association, as administrative agent for the lenders.

99.1	Press Release dated January 30, 2014.
99.2	Royal Gold, Inc. January 30, 2014, earnings presentation.